UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/03/2008

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)        On March 3, 2008, KLA-Tencor Corporation (the "Company") announced that Jeffrey Hall will resign from his position as senior vice president and chief financial officer, effective March 31, 2008, to pursue an opportunity closer to his mid-western hometown.

(c)        The Company's Board of Directors has appointed John Kispert, who is KLA-Tencor's president and chief operating officer, as the Company's interim chief financial officer (and principal financial officer), effective March 31, 2008. Mr. Kispert will also retain his duties as president and chief operating officer. Mr. Kispert, 44, has been KLA-Tencor's president and chief operating officer since January 2006. Mr. Kispert joined the Company in February 1995 and has held a series of management positions within the Company since then, including serving as KLA-Tencor's chief financial officer and executive vice president from July 2000 to January 2006.

             In addition, the Company's Board of Directors appointed Virendra Kirloskar, currently vice president and corporate controller of KLA-Tencor, as the Company's chief accounting officer (and principal accounting officer), effective March 31, 2008. Mr. Kirloskar, 44, rejoined KLA-Tencor in his current role in May 2003 and has served in that role since then, other than the period from August 2006 to August 2007 during which he held management responsibilities within KLA-Tencor India. Prior to that, Mr. Kirloskar served as corporate controller of Atmel Corporation, a designer and manufacturer of semiconductor integrated circuits, from June 2002 to April 2003. Mr. Kirloskar also held various finance positions within KLA-Tencor from 1993 to 1999.

A copy of the Company's news release announcing Mr. Hall's resignation and the appointments described above is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit

Number               Description

99.1        Text of news release issued by the Company dated March 3, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: March 03, 2008	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Text of news release issued by the Company dated March 3, 2008